REFERENCE 10.5

        THE MERCHANTHOUSE (US) INC MERCHANT BANKING BRIDGE TRANSACTION



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                         THE MERCHANTHOUSE (US) INC.
                           Private Merchant Bankers

THE MERCHANTHOUSE                                      TELEPHONE
4741 CENTRAL, SUITE 154                                (800)269-1668
KANSAS CITY, MISSOURI 64112                            FACSIMILE:
                                                       (800)329-2418
                                                        WEB ADDRESS:

                                                   www.themerchanthouse.com

May 18, 1999

CONFIDENTIAL

Ralph Mann, President & CEO
Nova Pharmaceutical Inc.
31712 Casino Drive Suite 7B
Lake Elsinore, CA 92530

RE:  Merchant Banking Bridge Transaction

Dear Ralph Mann,

After review of various documents and records concerning Nova Pharmaceutical Inc. and its management, we have made several adjustments to our Proposal dated April 22, 1999. This letter sets forth our new proposal (the "Proposal") with respect to the services you have requested to be performed by The MerchantHouse
(US),  Inc.  (the   "MerchantHouse")  in  connection  with  a  bridge  financing transaction (the "Bridge Transaction") for Nova Pharmaceutical Inc. (the "Company").

MerchantHouse will structure a Bridge Transaction, which will be designed to "net" the Company up to $700,000 on the terms which are reflected in the Proposal. MerchantHouse will oversee the preparation of all documentation of the Bridge Transaction, up to and through the closing, and final disbursement of the Participating Debenture Offering to the Membership of The MerchantHouse (US), Inc. for their Participation (the "Participants").

It is anticipated that the structure of the Bridge Transaction and the related financing agreements (the "Financing Agreements") will include:

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A.       (i)  A  Preferred   Subordinated   Capital   Note   (individually   and
         collectively the "Note") redeemable for a fixed cash payment of $700,000 bearing interest at 14% per annum, payable at maturity. The Note will be due and payable along with any unpaid interest or fees (if any) thereon, nine (9) months following the date of closing (the "Maturity Date").


          (ii) A provision for an extension of three months to the Maturity Date of the Note (the "Extension"), providing that no events of default shall have taken place, at the option of the Company. Should such Extension be granted, the Company will be obligated to pay an additional premium fee of $75,000 to the Participants.

          Accrued interest as of the Effective Date of the Extension and the Extension Premium Fee will be added to the principal amount of the Note and interest thereon will continue to accrue at an annual rate of fourteen percent (14%).

         (iii) An Equity Participation attachment representing 70,000 shares of the voting common stock (the "Capital Note Shares") of the Company.


(iv) A Conversion Privilege whereby the Note may be converted, at the sole option of the participants at any time, into an additional 280,000 shares of the Common Voting Stock of the Company (the "Conversion Shares").

(v) If any portion of the Note has bot been converted as described above by the maturity Date, or Extended Maturity Date, whichever occurs later, the Company shall redeem (the "Redemption") the outstanding portion of the Note for a fixed cash redemption payment in the aggregate of $700,000 Extension Fee, if applicable, and any unpaid interest, adjusted ratably according to the portion of the Note outstanding at that time.

                      Should any  portion  of  interest  due  remain  unpaid for period of ten (10) business days or more, the unpaid amount shall double and be added to the principal amount. Interest thereon will continue at the annual rate of 14%. Future payments shall apply to unpaid portions of interest, then principal.

(vi) A Pledge and Security Agreement whereby the Management of the Company will pledge on hundred percent (100%) of its shares to MerchantHouse or an appointed agent as collateral surety for the repayment of principal, interest, and extension fees, if any.

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B.       In  consideration  for the services  provided The  MerchantHouse  (US),
         Inc.,   the  fees  listed   below  will  be  paid  by  the  Company  to
         MerchantHouse:

(i) A cash fee in the amount of $15,000 for the production of the Private Merchant Banking Transaction Memorandum, Comprehensive Transaction Agreement, Exhibit Book and related documents, to be paid to MerchantHouse at the signing of this Proposal. MerchantHouse acknowledges receipt of the above mentioned cash payment on or about April 22, 1999.

(ii)        In addition the Company will issue or cause to be issued to
               MerchantHouse upon the signing of this proposal, $20,000 worth of the freely trading voting common stock of the company. The number of shares issued is to be determined based on the most recent verifiable closing bid price of the stock as of the signing of this proposal. Example: $20,000/$4.00 = 5,000 share to be issued to MerchantHouse. MerchantHouse acknowledges receipt of 5,222 shares in satisfaction of this paragraph.




(iii) A merchant banking transaction closing fee of up to $75,000, payable at each Closing in proportion to the proceeds received by the Company.


C. The Capital Note Shares and the Conversion Shares shall also be subject to the provisions of a Comprehensive Transaction Agreement to be prepared in connection with the Bridge Transaction.

D. The Above-mentioned Capital Note Shares and the Conversion Shares issued by the Company will be allocated ratably to the Participant (s) in the Bridge Transaction at the direction of MerchantHouse.

E.    The Bridge Transaction will take effect on the following basis:

1. Use of Proceeds. The proceeds of the Bridge Transaction will be used in accordance with an exhibit to the Note and Comprehensive Transaction Agreement, which will be prepared and supplied by the Company to MerchantHouse for its approval.

2. Closing. The Closing of the Bridge Transaction will occur at such location as shall be mutually agreeable to the Company and MerchantHouse.

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3. Private  Merchant  Banking  Transaction  Memorandum.  As part  of the  Bridge
   Transaction,  a  Private  Placement  Memorandum   (the"Memorandum")  will  be
   prepared by MerchantHouse. The Company will be the issuer of the Note and Equity attachments offered thereby to the members of MerchantHouse.


4. Legal  Counsel.  The Company will employ  outside  counsel to advise it as to
   legal  issues  and  other   considerations  in  connection  with  the  Bridge
   Transaction.

5. Conditions Precedent of the company to Closing. The Closing will occur on the following conditions:


a. The Note and Comprehensive Transaction Agreement shall contain the usual and customary representations and warranties, including but not limited to the following:

o Ownership of subsidiaries, franchises and other assets, property, patents, trademarks, logos, service marks and licensing rights, if any.

o  Proper authority of the Company.

o  Absence of material liabilities.

o Copies of material agreements and instruments to be supplied by the Company, including by-laws, articles of organization, debt agreements or instruments for the company and for each affiliate and subsidiary companies; all agreements permitting security interests or liens on assets; written or oral agreements with officers, directors or employees; leases, contracts or agreements limiting the company or its officers' ability to compete in a business or geographic area; any contract or agreement which may materially or adversely affect the company's business or assets or the Bridge Transaction.

o  Absence of material litigation.

o  Absence of UCC filings or other claims against the Company.

o Evidence, if applicable, that tax returns and payment record have been properly filed.

o Compliance with all regulations, possession of approval, licenses, authorizations and permits, whether federal, state or local, or foreign which have been applied for or are necessary for the business engaged in by the Company.

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b. The Company  will be required to give  certain  affirmative  covenants  which shall include, but not be limited to:

o Maintaining proper books of account, allowing access to records and providing MerchantHouse with monthly and annual financial statements as well as any operating plan and budget revisions.

o Providing MerchantHouse with an annual statement of the Company's transactions with any affiliated entities.
o Providing copies of books of account, including cash receipts and disbursements and tax returns for any affiliated entities. Of the Company, which entities shall have been previously disclosed the MerchantHouse.

o Maintaining its corporate existence in good standing and payment of all taxes.

o Maintaining its property in good order and keeping some properly insured.

o Providing MerchantHouse with prompt notice of all material litigation, disputes and controversies which would have an adverse impact on the Company if successfully concluded as filed or claimed.

o Providing MerchantHouse with prompt notice of all other obligations with respect to any indebtedness of the company.

o Punctually and properly performing all other obligations with respect to any indebtedness of the company.

o Maintaining confidentiality, non-competition and employment agreements in form and substance satisfactory to MerchantHouse with such key personnel and employees, or consultants as MerchantHouse shall deem it appropriate to enter into such agreement.


c. The company shall carry key person life insurance in the amount of up to $1,000,000 on such persons and in such amounts as MerchantHouse shall designate. The proceeds shall be for the benefit of MerchantHouse, in proportion to the funds received by the Company in the Bridge Transaction, plus accrued interest and fees if any, and the balance shall be for the account of the Company.

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d. As  long as the  Note is  outstanding  the  Company  will  not,  without  the concurrence of MerchantHouse, be permitted to:




o Enter into any business activity which is substantially different from its Business Plan.

o Repay any shareholder's loans or repay other debt before its stated maturity, except to retire the Note.

o Declare any dividends on its Common Stock or make any other distribution to existing stockholders, exclusive of salaries which amounts shall have been approved by the Company's Board of Directors and shall be listed on a schedule attached to the Note and comprehensive Transaction Agreement; expense reimbursements; and the payment of interest and/or principal when due under the Note.

o Enter into any senior financing arrangements without the consent of MerchantHouse.

o  Sell, merge, liquidate or dissolve its business.

o Transfer any interest in any copyrights, logos, trademarks or grant or transfer any licenses, equity holdings or interests, or interest in other intangible developed and/or acquired from time to time.

o Grant any options, warrants or rights to purchase or otherwise acquire its capital stock except as described in Section A above and/or pursuant to the Bridge Transaction. As reflected in a schedule to the Note and Comprehensive Transaction Agreement, issue any additional shares of its capital stock or securities convertible into capital stock of the Company except as previously disclosed to MerchantHouse; or repay any outstanding indebtedness due principals of the Company or its affiliated entities, except as listed in the Use of Proceeds.

o Sell, transfer or exchange equity or debt securities or redeem securities except pursuant to the Bridge Transaction and as referenced above.


5. Registration Rights. The Note and Comprehensive Transaction Agreement will provide for the following with respect to the Capital Notes Shares:

      (i) Except for an Initial Public Offering of the Company's Common Stock, the Company and Management will agree to register all or a portion of the shares of Common Stock held by the participant (s) under the Securities Act of 1933 contemporaneously with and pro rata to any


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            such  registration of the Company's  and/or  Management's  shares of
            Common Stock by the Company, at the sole expense of the Company.
(ii)  The Management of the Company will agree with MerchantHouse, including the Participant (s), that in the event of any sale of all or any part of their capital stock of the company, at a time when the company is not publicly held, to any person or entity, that they will arrange for the sale of the same proportion of capital stock of MerchantHouse, including the Participant (s), for the same consideration and on the same terms, subject to MerchantHouses's acceptance of such terms.

6. Other Closing conditions. The obligation of MerchantHouse to consummate this proposed Bridge Transaction shall be subject to fulfillment of the following conditions:

a. Execution and delivery by the Company of the Securities and definitive agreements including the Note, Comprehensive Transaction Agreement, an Opinion of Company counsel satisfactory to MerchantHouse and to counsel for the Company, and approved by the Company's Board of Directors as to the substance of the agreements and transactions anticipated herein.

b. No adverse material changes in the Company's business.

c. An opinion of the company's counsel concerning certain representations and warranties.

d. The results of the Due-Diligence investigation of the Company shall be satisfactory to MerchantHouse, and MerchantHouse shall not have learned or discovered any material or adverse information concerning the financial or operating conditions, or business or properties of the Company not previously disclosed by the Company to MerchantHouse.

e. The Company shall have engaged an  independent  auditor,  which shall be a ":
   Big  Six"  accounting  firm  or  another   accounting  firm  satisfactory  to
   MerchantHouse.

F. Within 15 days of the acceptance of this Proposal and concurrently with compliance of its terms and conditions by the Company, The MerchantHouse (US), Inc. will purchase the Note of $700,000 and its Attachments written to the terms outlined in the Proposal. As consideration for the purchase of the Note, The MerchantHouse (US), Inc. will issue its own Purchase Money Note from The MerchantHouse
         (US), Inc. to the Company for a term of 90 days in the amount of $700,000, and bearing an interest rate of 14%.

G. Soon after its purchase of the Note, MerchantHouse will conduct a Participating Debenture offering which will be Divided into seventy
         (70) Units of $10,000 each. The  Participating  Debenture  Units in the


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         aggregate  will   participate  in  the  rights  of  the  Note  and  its
         Attachments. This will be a self-offering to the members of The MerchantHouse (US), Inc. (the "Participating Debenture Holds").

H. All proceeds from the participating Debenture Offering will be used to retire the obligation (the "Purchase Money Note of MerchantHouse") to the company.

I. Reciprocating Rights of Offset between MerchantHouse and the Company are to be established as follows:

(a)To the extent that the sale of the Debenture Units by MerchantHouse is insufficient to fully retire the remaining balance on the purchase Money Note, MerchantHouse may apply the amount of the unsold Debenture Units as an offset to retire the balance due on the Purchase Money Not upon its maturity.

(b)To perfect its Right to Offset, MerchantHouse will notify the company in writing that it is exercising its Right to Offset accompanied by an accounting of the Debenture Units sold and not sold. Upon receipt of this notification from MerchantHouse, the company will acknowledge the satisfaction of the debtor and return the cancelled Purchase Money note to MerchantHouse.

(c)At the time that the Purchase Money Note is cancelled and returned to MerchantHouse, MerchantHouse will agree to the reduction in the balance due on the Note by an mount equal to the amount offset on the Purchase Money Note.

(d)All accrued interest on that portion of the principal balance outstanding that is offset by the borrowers on the Note and the Purchase Money Note will be forgiven.

(e)It is acknowledged that by exercising the right of Offset, MerchantHouse will forfeit its rights to the purchase of a proportionate amount of capital Note Shares. As an example, for every $10,000 that is offset on the note balance, MerchantHouse, including the Participants will lose the right to acquire, 1,000 shares of Capital Note Shares.


J. MerchantHouse will have the right to pass all of its rights in the Note and its attachments onto the Participating Debenture holders. Accordingly, at the direction of MerchantHouse, the Company will issue or reissue the appropriate securities to the participating Debenture holders in proportion to the proceeds it receives from the participating Debenture.

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K.       The  closings  for the  Preferred  Subordinated  Capital  Note with its
         Attachments and the Purchase Money Note will close simultaneously.




The Company acknowledges that it has not contacted any broker or finder in connection with the Bridge Transaction and was not directed to MerchantHouse as the result of any services or facilities of any such person and the Company agrees to indemnify and hold harmless Merchant House from any and all claims for brokerage, commission or finder's fees arising out of or on account of the Bridge Transaction by any person claiming a right to such commission, brokerage or finders' fee, arising out of this or her dealing with the Company.

In the event that the Bridge Transaction does not close for any reason due to the Company's willful failure to proceed with the Bridge Transaction, or as a result of inaccurate information or representations as supplied the Company, the Company agrees to pay to MerchantHouse a liquidated damages, the sum of $25,000.

We hope this proposal meets with your satisfaction. Any questions should be directed to the undersigned, if the proposal is satisfactory, please acknowledge your acceptance by returning a signed copy as indicated below.


Sincerely,

/s/ Edward McNeil

Edward McNeil
Managing Governor
The MerchantHouse (US), inc.


AGREED AND ACCEPTED THIS 20TH DAY OF MAY, 1999.  Nova Pharmaceutical Inc.


/s/ Ralph Mann
-------------------------------
Ralph Mann, President/CEO





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